Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contact:
January 23, 2018	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Verizon closes 2017 with strong wireless customer growth and retention, well-positioned in new markets

4Q 2017 highlights

•	$4.56 in earnings per share (EPS), compared with $1.10 in 4Q 2016; adjusted EPS (non-GAAP), excluding special items, of 86 cents, compared with 86 cents in 4Q 2016.

•
Verizon Wireless: 1.2 million retail postpaid net additions, including 647,000 postpaid smartphone net adds; retail postpaid churn of 1.00 percent, with strong customer loyalty demonstrated by retail postpaid phone churn of 0.77 percent -- less than 0.90 percent for the 11th consecutive quarter.

•	Fios total revenue growth of 2.3 percent, driven by Fios Internet customer growth.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2017 with another quarter of strong Verizon Wireless customer growth and retention, and with core and emerging businesses positioned for 2018 and beyond.
“Verizon finished 2017 with great momentum, led by some of the best customer growth and loyalty results Verizon Wireless has delivered in recent years,” said Chairman and CEO Lowell McAdam. “In 2018 we look to drive long-term shareholder value by deploying next-generation network services, leveraging global platforms such as Oath, and using our strategic Humanability approach to turn innovative ideas into realities.”
Tax-reform legislation will have a positive impact to cash flow from operations in 2018 of approximately $3.5 billion to $4 billion. The incremental cash flow will be used primarily to strengthen Verizon’s balance sheet. Additionally, Verizon will announce later today how employees will further share in the company’s success, and the company will also be increasing contributions to the Verizon Foundation by $200 million to $300 million over the next two years. These two initiatives have a projected EPS impact of 5 to 6 cents for each of the next two years.
For fourth-quarter 2017, Verizon reported EPS of $4.56, compared with $1.10 in fourth-quarter 2016. On an adjusted basis (non-GAAP), fourth-quarter 2017 EPS was 86 cents, compared with 86 cents in fourth-quarter 2016.
Fourth-quarter 2017 adjusted EPS included a net pre-tax loss from special items of about $2.6 billion: a severance and mark-to-market adjustment of pension and OPEB (other post-employment benefits) liabilities of $1.2 billion dollars; early debt redemption costs of $681 million; a $671 million charge for product realignment of early-stage developmental technologies; acquisition and integration-related charges of $154 million; and a non-cash pre-tax gain on spectrum license transactions of about $144 million. As Verizon noted in an 8-K filing on Jan. 17, the federal Tax Cuts and Jobs Act also resulted in a one-time, after-tax increase to earnings provisionally estimated to be approximately $16.8 billion, or $4.10 per share. This is primarily related to the re-measurement of the company’s net deferred tax liabilities at the new corporate income tax rate.
The cumulative net impact from these items, after tax, was approximately $15.2 billion, or $3.71 per share, in fourth-quarter 2017.
For full-year 2017, Verizon reported $7.36 in EPS, compared with $3.21 in full-year 2016. On an adjusted basis (non-GAAP), 2017 EPS was $3.74, compared with 2016 EPS of $3.87.

Consolidated results
Total consolidated operating revenues in fourth-quarter 2017 were $34.0 billion, up 5.0 percent from fourth-quarter 2016. Full-year 2017 consolidated operating revenues were $126.0 billion. On a comparable basis excluding divestitures and acquisitions (non-GAAP), full-year consolidated revenues declined approximately 2 percent in 2017, compared with 2016.
Net income was $18.8 billion in fourth-quarter 2017. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $9.2 billion. Consolidated operating income margin was 14.1 percent. Consolidated EBITDA margin (non-GAAP) was 27.2 percent in fourth-

quarter 2017, compared with 37.1 percent in fourth-quarter 2016. Adjusted EBITDA margin (non-GAAP) for 2017 was 35.7 percent and 35.5 percent in the same periods, respectively.
Cash flow from operations totaled $25.3 billion in 2017, and capital expenditures totaled $17.2 billion. In 2017, Verizon made $9.5 billion in cash dividend payments to shareholders.
In Verizon’s media business, Oath revenues were $2.2 billion in fourth-quarter 2017, up approximately 10 percent from third-quarter 2017, driven by increased customer advertising spending during the holidays. Verizon expects a normal seasonal trend in Oath revenues between fourth-quarter 2017 and first-quarter 2018.
In telematics, revenues were more than $230 million in fourth-quarter 2017. IoT (Internet of Things) revenues increased approximately 17 percent year over year, and 8 percent on an organic basis (non-GAAP).

Wireless results

•
Verizon reported a net increase of 1.2 million retail postpaid connections in fourth-quarter 2017. Net phone additions of 431,000 included 647,000 smartphones, compared with 456,000 smartphone additions in fourth-quarter 2016. Total retail postpaid net adds in fourth-quarter 2017 included 193,000 tablet and 550,000 other connected device net adds, led by wearables.

•	Full-year 2017 postpaid net additions of 2.1 million included 1.8 million smartphones, Verizon’s highest total since 2015. It also included 31,000 tablets and 1.3 million other connected devices.

•
For the third consecutive quarter, Verizon increased customer accounts, adding 40,000 to its base in fourth-quarter 2017. The company ended 2017 with 116.3 million total retail connections -- 110.9 million postpaid connections and 5.4 million prepaid connections.

•
Total retail postpaid churn was 1.00 percent in fourth-quarter 2017, a year-over-year improvement of 10 basis points, driven mainly by retail postpaid phone churn of 0.77 percent. This is the 11th consecutive quarter of retail postpaid phone churn of less than 0.90 percent.

•
Total revenues were $23.8 billion in fourth-quarter 2017, an increase of 1.7 percent compared with fourth-quarter 2016 and the company’s first year-over-year wireless revenue growth in two years. The momentum in service revenue trends continued, increasing sequentially for the second consecutive quarter, to $15.9 billion, while the year-over-year decline improved to 2.9 percent. For full-year 2017, total revenues totaled $87.5 billion, a decline of 1.9 percent.

•	Verizon now has approximately 80 percent of its postpaid phone base on unsubsidized service pricing plans, compared with approximately 67 percent at year-end 2016.

•
Segment operating income in fourth-quarter 2017 was $7.1 billion, and segment operating income margin on total revenues was 29.9 percent. Segment EBITDA (non-GAAP) totaled $9.5 billion in fourth-quarter 2017. Segment EBITDA margin on total revenues (non-GAAP) was 39.8 percent, compared with 36.9 percent in fourth-quarter 2016.

Wireline results

•
Total wireline revenues increased 0.1 percent year over year in fourth-quarter 2017 and 0.6 percent for the full year, compared with 2016, to $7.6 billion and $30.7 billion, respectively. On an organic basis, excluding revenues from acquired operations (non-GAAP), total wireline revenues declined 3.6 percent year over year in fourth-quarter 2017.

•	Total Fios revenues grew 2.3 percent, and consumer Fios revenues grew 1.7 percent, comparing fourth-quarter 2017 with fourth-quarter 2016.

•
In fourth-quarter 2017, Verizon added a net of 47,000 Fios Internet connections and lost a net of 29,000 Fios Video connections, continuing to reflect the shift from traditional linear video to over-the-top offerings. At year-end 2017, Verizon had 5.9 million Fios Internet connections and 4.6 million Fios Video connections.

•
Wireline operating income was $62 million in fourth-quarter 2017, and segment operating income margin was 0.8 percent. Full-year 2017 segment operating income was $380 million, and segment operating income margin was 1.2 percent.

•
Segment EBITDA (non-GAAP) was $1.6 billion in fourth-quarter 2017. Segment EBITDA margin (non-GAAP) was 20.9 percent in fourth-quarter 2017, compared with 23.3 percent in fourth-quarter 2016. For the full year, segment EBITDA margin was 21.1 percent in 2017, compared with 18.6 percent in 2016 (which included impacts from a work stoppage).

Outlook and guidance
For 2018, Verizon expects the following:

•
Full-year consolidated revenues will grow at low-single-digit percentage rates on a GAAP basis. Excluding the impact from the new revenue recognition standard, Verizon is on track to achieve year-over-year wireless service revenue growth by the middle part of 2018. On a GAAP basis, Verizon expects service revenue growth to turn positive around the end of 2018 or early 2019.

•
Low single-digit percentage growth in adjusted EPS, which includes the dilutive impacts from a full year of depreciation and amortization costs from 2017 acquisitions, the Straight Path acquisition expected to close later in the first quarter, and the ongoing impact of last year’s data center divestitures. This is before the impact of tax reform and the revenue recognition standard.

•	Capital spending for 2018 will be in the range of $17.0 billion to $17.8 billion, including the commercial launch of 5G.

•
The expected savings from tax reform will generate a net $3.5 billion to $4.0 billion uplift to cash flow from operations in 2018. This is expected to yield a 55 to 65 cent increase in 2018 EPS, net of impacts from the employee and Verizon Foundation initiatives. The resulting 2018 effective tax rate is projected to be in the range of 24 to 26 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated $126 billion in 2017 revenues. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. Its Oath subsidiary reaches about one billion people around the world with a dynamic house of media and technology brands.

####

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16	% Change	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	% Change
Operating Revenues
Service revenues and other	$27,480	$26,610	3.3	$107,145	$108,468	(1.2)
Wireless equipment revenues	6,475	5,730	13.0	18,889	17,512	7.9
Total Operating Revenues	33,955	32,340	5.0	126,034	125,980	—
Operating Expenses
Cost of services	7,836	7,006	11.8	29,409	29,186	0.8
Wireless cost of equipment	7,339	7,356	(0.2)	22,147	22,238	(0.4)
Selling, general and administrative expense	9,531	5,968	59.7	30,110	31,569	(4.6)
Depreciation and amortization expense	4,456	3,987	11.8	16,954	15,928	6.4
Total Operating Expenses	29,162	24,317	19.9	98,620	98,921	(0.3)
Operating Income	4,793	8,023	(40.3)	27,414	27,059	1.3
Equity in losses of unconsolidated businesses	(6)	(35)	82.9	(77)	(98)	21.4
Other income (expense), net	(634)	98	*	(2,010)	(1,599)	(25.7)
Interest expense	(1,219)	(1,137)	(7.2)	(4,733)	(4,376)	(8.2)
Income Before Provision for Income Taxes	2,934	6,949	(57.8)	20,594	20,986	(1.9)
Benefit (provision) for income taxes	15,849	(2,349)	*	9,956	(7,378)	*
Net Income	$18,783	$4,600	*	$30,550	$13,608	*
Net income attributable to noncontrolling interests	$114	$105	8.6	$449	$481	(6.7)
Net income attributable to Verizon	18,669	4,495	*	30,101	13,127	*
Net Income	$18,783	$4,600	*	$30,550	$13,608	*
Basic Earnings per Common Share
Net income attributable to Verizon	$4.57	$1.10	*	$7.37	$3.22	*
Weighted average number of common shares (in millions)	4,087	4,081		4,084	4,080
Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$4.56	$1.10	*	$7.36	$3.21	*
Weighted average number of common shares-assuming dilution (in millions)	4,090	4,087		4,089	4,086
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	12/31/17	12/31/16	$ Change
Assets
Current assets
Cash and cash equivalents	$2,079	$2,880	$(801)
Accounts receivable, net	23,493	17,513	5,980
Inventories	1,034	1,202	(168)
Assets held for sale	—	882	(882)
Prepaid expenses and other	3,307	3,918	(611)
Total current assets	29,913	26,395	3,518
Property, plant and equipment	246,498	232,215	14,283
Less accumulated depreciation	157,930	147,464	10,466
Property, plant and equipment, net	88,568	84,751	3,817
Investments in unconsolidated businesses	1,039	1,110	(71)
Wireless licenses	88,417	86,673	1,744
Goodwill	29,172	27,205	1,967
Other intangible assets, net	10,247	8,897	1,350
Non-current assets held for sale	—	613	(613)
Other assets	9,787	8,536	1,251
Total Assets	$257,143	$244,180	$12,963
Liabilities and Equity
Current liabilities
Debt maturing within one year	$3,453	$2,645	$808
Accounts payable and accrued liabilities	21,232	19,593	1,639
Other	8,352	8,102	250
Total current liabilities	33,037	30,340	2,697
Long-term debt	113,642	105,433	8,209
Employee benefit obligations	22,112	26,166	(4,054)
Deferred income taxes	31,232	45,964	(14,732)
Other liabilities	12,433	12,245	188
Total long-term liabilities	179,419	189,808	(10,389)

Equity
Common stock	424	424	—
Additional paid in capital	11,101	11,182	(81)
Retained earnings	35,635	15,059	20,576
Accumulated other comprehensive income	2,659	2,673	(14)
Common stock in treasury, at cost	(7,139)	(7,263)	124
Deferred compensation – employee stock ownership plans and other	416	449	(33)
Noncontrolling interests	1,591	1,508	83
Total equity	44,687	24,032	20,655
Total Liabilities and Equity	$257,143	$244,180	$12,963
Verizon - Selected Financial and Operating Statistics

Unaudited	12/31/17	12/31/16
Total debt (in millions)	$117,095	$108,078
Net debt (in millions)	$115,016	$105,198
Net debt / Consolidated adjusted EBITDA(1)	2.6x	2.4x
Common shares outstanding end of period (in millions)	4,079	4,077
Total employees (‘000)	155.4	160.9
Quarterly cash dividends declared per common share	$0.5900	$0.5775
Footnotes:

(1)
Consolidated adjusted EBITDA excludes the effects of special items and operating results of Divested Businesses, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	$ Change
Cash Flows from Operating Activities
Net Income	$30,550	$13,608	$16,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,954	15,928	1,026
Employee retirement benefits	440	2,705	(2,265)
Deferred income taxes	(14,463)	(1,063)	(13,400)
Provision for uncollectible accounts	1,167	1,420	(253)
Equity in losses of unconsolidated businesses, net of dividends received	117	138	(21)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(4,947)	(5,636)	689
Discretionary contribution to qualified pension plans	(3,411)	(186)	(3,225)
Net gain on sale of divested businesses	(1,774)	(1,007)	(767)
Other, net	672	(3,097)	3,769
Net cash provided by operating activities	25,305	22,810	2,495
Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(17,247)	(17,059)	(188)
Acquisitions of businesses, net of cash acquired	(5,928)	(3,765)	(2,163)
Acquisitions of wireless licenses	(583)	(534)	(49)
Proceeds from dispositions of businesses	3,614	9,882	(6,268)
Other, net	772	493	279
Net cash used in investing activities	(19,372)	(10,983)	(8,389)
Cash Flows from Financing Activities
Proceeds from long-term borrowings	27,707	12,964	14,743
Proceeds from asset-backed long-term borrowings	4,290	4,986	(696)
Repayments of long-term borrowings and capital lease obligations	(23,837)	(19,159)	(4,678)
Repayments of asset-backed long-term borrowings	(400)	—	(400)
Decrease in short-term obligations, excluding current maturities	(170)	(149)	(21)
Dividends paid	(9,472)	(9,262)	(210)
Other, net	(4,852)	(2,797)	(2,055)
Net cash used in financing activities	(6,734)	(13,417)	6,683
Decrease in cash and cash equivalents	(801)	(1,590)	789
Cash and cash equivalents, beginning of period	2,880	4,470	(1,590)
Cash and cash equivalents, end of period	$2,079	$2,880	$(801)
Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16	% Change	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	% Change
Operating Revenues
Service	$15,880	$16,346	(2.9)	$63,121	$66,580	(5.2)
Equipment	6,475	5,733	12.9	18,889	17,515	7.8
Other	1,416	1,298	9.1	5,501	5,091	8.1
Total Operating Revenues	23,771	23,377	1.7	87,511	89,186	(1.9)
Operating Expenses
Cost of services	1,983	2,056	(3.6)	7,990	7,988	—
Cost of equipment	7,339	7,356	(0.2)	22,147	22,238	(0.4)
Selling, general and administrative expense	4,987	5,335	(6.5)	18,772	19,924	(5.8)
Depreciation and amortization expense	2,344	2,321	1.0	9,395	9,183	2.3
Total Operating Expenses	16,653	17,068	(2.4)	58,304	59,333	(1.7)
Operating Income	$7,118	$6,309	12.8	$29,207	$29,853	(2.2)
Operating Income Margin	29.9%	27.0%		33.4%	33.5%
Segment EBITDA	$9,462	$8,630	9.6	$38,602	$39,036	(1.1)
Segment EBITDA Margin	39.8%	36.9%		44.1%	43.8%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited				12/31/17	12/31/16	% Change
Connections (‘000)
Retail postpaid				110,854	108,796	1.9
Retail prepaid				5,403	5,447	(0.8)
Total retail				116,257	114,243	1.8

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16	% Change	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	% Change
Net Add Detail (‘000) (1)
Retail postpaid	1,174	591	98.6	2,084	2,288	(8.9)
Retail prepaid	(184)	(9)	*	(43)	(133)	67.7
Total retail	990	582	70.1	2,041	2,155	(5.3)
Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,404	35,410	—
Retail postpaid connections per account (2)				3.13	3.07	2.0
Retail postpaid ARPA (3)	$135.78	$141.89	(4.3)	$135.99	$144.32	(5.8)
Retail postpaid I-ARPA (4)	$167.19	$169.10	(1.1)	$166.28	$167.70	(0.8)
Churn Detail
Retail postpaid	1.00%	1.10%		1.01%	1.01%
Retail	1.24%	1.34%		1.25%	1.26%
Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	96.7%	95.2%		95.4%	93.4%
Total Smartphone postpaid phone base (2)				90.1%	87.3%
Total Internet postpaid base (2)				19.0%	18.3%
4G LTE devices as % of retail postpaid connections				88.3%	85.0%
Other Operating Statistics
Capital expenditures (in millions)	$3,383	$3,464	(2.3)	$10,310	$11,240	(8.3)
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16	% Change	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	% Change
Operating Revenues
Consumer Markets	$3,188	$3,232	(1.4)	$12,777	$12,751	0.2
Enterprise Solutions	2,285	2,276	0.4	9,167	9,164	—
Partner Solutions	1,209	1,205	0.3	4,917	4,927	(0.2)
Business Markets	885	822	7.7	3,585	3,356	6.8
Other	50	72	(30.6)	234	312	(25.0)
Total Operating Revenues	7,617	7,607	0.1	30,680	30,510	0.6
Operating Expenses
Cost of services	4,465	4,357	2.5	17,922	18,353	(2.3)
Selling, general and administrative expense	1,558	1,478	5.4	6,274	6,476	(3.1)
Depreciation and amortization expense	1,532	1,435	6.8	6,104	5,975	2.2
Total Operating Expenses	7,555	7,270	3.9	30,300	30,804	(1.6)
Operating Income (Loss)	$62	$337	(81.6)	$380	$(294)	*
Operating Income (Loss) Margin	0.8%	4.4%		1.2%	(1.0)%
Segment EBITDA	$1,594	$1,772	(10.0)	$6,484	$5,681	14.1
Segment EBITDA Margin	20.9%	23.3%		21.1%	18.6%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.
Certain amounts have been reclassified to conform to the current period presentation.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited				12/31/17	12/31/16	% Change
Connections (‘000)
Fios Video Subscribers				4,619	4,694	(1.6)
Fios Internet Subscribers				5,850	5,653	3.5
Fios Digital voice residence connections				3,905	3,895	0.3
Fios Digital connections				14,374	14,242	0.9
HSI				1,109	1,385	(19.9)
Total Broadband connections				6,959	7,038	(1.1)
Primary residence switched access connections				2,708	3,230	(16.2)
Primary residence connections				6,613	7,125	(7.2)
Total retail residence voice connections				6,804	7,355	(7.5)
Total voice connections				12,821	13,939	(8.0)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16	% Change	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16	% Change
Net Add Detail (‘000)
Fios Video Subscribers	(29)	21	*	(75)	59	*
Fios Internet Subscribers	47	68	(30.9)	197	235	(16.2)
Fios Digital voice residence connections	(15)	13	*	10	23	(56.5)
Fios Digital connections	3	102	(97.1)	132	317	(58.4)
HSI	(66)	(68)	2.9	(276)	(282)	2.1
Total Broadband connections	(19)	—	*	(79)	(47)	(68.1)
Primary residence switched access connections	(122)	(129)	5.4	(522)	(569)	8.3
Primary residence connections	(137)	(116)	(18.1)	(512)	(546)	6.2
Total retail residence voice connections	(146)	(127)	(15.0)	(551)	(594)	7.2
Total voice connections	(279)	(255)	(9.4)	(1,118)	(1,096)	(2.0)
Revenue Statistics
Fios revenues (in millions)	$2,959	$2,892	2.3	$11,691	$11,236	4.0
Other Operating Statistics
Capital expenditures (in millions)	$1,981	$1,648	20.2	$5,339	$4,504	18.5
Wireline employees (‘000)				57.1	57.6
Fios Video Open for Sale (‘000)				14,287	13,693
Fios Video penetration				32.3%	34.3%
Fios Internet Open for Sale (‘000)				14,582	13,982
Fios Internet penetration				40.1%	40.4%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.
Certain amounts have been reclassified to conform to the current period presentation.

*	Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated Operating Revenues Excluding Divested Businesses and Acquisitions
(dollars in millions)

Unaudited	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16
Consolidated Operating Revenues	$126,034	$125,980
Less operating revenues from divested businesses	368	2,115
Less operating revenues from acquisitions	4,300	—
Consolidated Operating Revenues Excluding Divested Businesses and Acquisitions	$121,366	$123,865
Year over Year Change	(2.0)%

Organic IoT Revenues
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16
IoT Revenues	$389	$333
Less IoT revenues from acquisition	30	—
Organic IoT Revenues	$359	$333
Year over Year Change	7.8%

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA,
Consolidated Adjusted EBITDA Margin and Consolidated Adjusted EBITDA Excluding
Operating Results from Divested Businesses
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 9/30/17	3 Mos. Ended 6/30/17	3 Mos. Ended 3/31/17	3 Mos. Ended 12/31/16	3 Mos. Ended 9/30/16	3 Mos. Ended 6/30/16	3 Mos. Ended 3/31/16
Consolidated Net Income	$18,783	$3,736	$4,478	$3,553	$4,600	$3,747	$831	$4,430
Add/(subtract):
Provision for income taxes	(15,849)	1,775	2,489	1,629	2,349	1,829	864	2,336
Interest expense	1,219	1,164	1,218	1,132	1,137	1,038	1,013	1,188
Other (income) expense, net	634	511	19	846	(98)	(97)	1,826	(32)
Equity in losses of unconsolidated businesses	6	22	28	21	35	23	20	20
Operating Income	4,793	7,208	8,232	7,181	8,023	6,540	4,554	7,942
Add Depreciation and amortization expense	4,456	4,272	4,167	4,059	3,987	3,942	3,982	4,017
Consolidated EBITDA	$9,249	$11,480	$12,399	$11,240	$12,010	$10,482	$8,536	$11,959
Add/subtract special items (before tax):
Severance, pension, and benefit charges (credits)(2)	1,196	—	195	—	(1,589)	797	3,550	165
Product realignment	463	—	—	—	—	—	—	—
Gain on spectrum license transactions	(144)	—	—	(126)	—	—	—	(142)
Net gain on sale of Divested Businesses	—	—	(1,774)	—	—	—	(1,007)	—
Acquisition and integration related costs(1)(2)	154	166	559	—	—	—	—	—
	1,669	166	(1,020)	(126)	(1,589)	797	2,543	23
Consolidated Adjusted EBITDA	$10,918	$11,646	$11,379	$11,114	$10,421	$11,279	$11,079	$11,982
Operating Results from Divested Businesses(1)	—	(17)	(50)	(104)	(107)	(115)	(120)	(780)
Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses	$10,918	$11,629	$11,329	$11,010	$10,314	$11,164	$10,959	$11,202
Consolidated Operating Revenues - Quarter to Date	$33,955				$32,340
Consolidated Operating Revenues - Year to Date	$126,034				$125,980
Consolidated Operating Income Margin - Quarter to Date	14.1%
Consolidated EBITDA Margin - Quarter to Date	27.2%				37.1%
Consolidated Adjusted EBITDA Margin - Year to Date	35.7%				35.5%
(1) Excludes depreciation and amortization expense.
(2) Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	12/31/17	12/31/16
Net Debt
Debt maturing within one year	$3,453	$2,645
Long-term debt	113,642	105,433
Total Debt	117,095	108,078
Less Cash and cash equivalents	2,079	2,880
Net Debt	$115,016	$105,198
Net Debt to Consolidated Adjusted EBITDA Ratio	2.6x	2.4x

Adjusted Earnings per Common Share (Adjusted EPS) (1)

Unaudited				3 Mos. Ended 12/31/17				3 Mos. Ended 12/31/16
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$4.56				$1.10
Severance, pension, and benefit charges (credits)	$1,196	$(464)	$732	0.18	$(1,589)	$604	$(985)	(0.24)
Early debt redemption costs	681	(272)	409	0.10	—	—	—	—
Product realignment	671	(210)	461	0.11	—	—	—	—
Acquisition and integration related costs	154	(59)	95	0.02	—	—	—	—
Gain on spectrum license transactions	(144)	53	(91)	(0.02)	—	—	—	—
Impact of tax reform	—	(16,761)	(16,761)	(4.10)	—	—	—	—
	$2,558	$(17,713)	$(15,155)	(3.71)	$(1,589)	$604	$(985)	(0.24)
Adjusted EPS				$0.86				$0.86

Unaudited				12 Mos. Ended 12/31/17				12 Mos. Ended 12/31/16
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$7.36				$3.21
Severance, pension, and benefit charges	$1,391	$(541)	$850	0.21	$2,923	$(1,118)	$1,805	0.44
Early debt redemption costs	1,983	(788)	1,195	0.29	1,822	(718)	1,104	0.27
Product realignment	671	(210)	461	0.11	—	—	—	—
Acquisition and integration related costs	884	(334)	550	0.13	—	—	—	—
Gain on spectrum license transactions	(270)	102	(168)	(0.04)	(142)	54	(88)	(0.02)
Gain on sale of divested businesses	(1,774)	843	(931)	(0.23)	(1,007)	868	(139)	(0.03)
Impact of tax reform	—	(16,761)	(16,761)	(4.10)	—	—	—	—
	$2,885	$(17,689)	$(14,804)	(3.62)	$3,596	$(914)	$2,682	0.66
Adjusted EPS				$3.74				$3.87

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Segment EBITDA and Segment EBITDA Margin
Wireless
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16
Operating Income	$7,118	$6,309
Add Depreciation and amortization expense	2,344	2,321
Segment EBITDA	$9,462	$8,630

Total operating revenues	$23,771	$23,377
Operating Income Margin	29.9%	27.0%
Segment EBITDA Margin	39.8%	36.9%

Wireline
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16
Operating Income	$62	$337
Add Depreciation and amortization expense	1,532	1,435
Segment EBITDA	$1,594	$1,772

Total operating revenues	$7,617	$7,607
Operating Income Margin	0.8%	4.4%
Segment EBITDA Margin	20.9%	23.3%

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/17	12 Mos. Ended 12/31/16
Operating Income (Loss)	$380	$(294)
Add Depreciation and amortization expense	6,104	5,975
Segment EBITDA	$6,484	$5,681

Total operating revenues	$30,680	$30,510
Operating Income (Loss) Margin	1.2%	(1.0)%
Segment EBITDA Margin	21.1%	18.6%

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Wireline Operating Revenues Excluding Acquisition
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/17	3 Mos. Ended 12/31/16
Wireline Operating Revenues	$7,617	$7,607
Less operating revenues from Acquisition	285	—
Wireline Operating Revenues Excluding Acquisition	$7,332	$7,607
Year over Year Change	(3.6)%